EXHIBIT 99.1

European Wax Center, Inc. Reports First Quarter Fiscal 2022 Results

Opened 21 net new centers in the period

Raises fiscal 2022 outlook for revenue and profit

First Quarter Fiscal 2022 versus 2021

•
System-wide sales of $207.0 million increased 31.9%
•
Total revenue of $45.4 million increased 23.9%
•
Same-store sales increased 29.0%
•
GAAP net income of $4.0 million improved $2.9 million
•
Adjusted EBITDA of $15.2 million increased 20.9%
•
Subsequent to quarter end, completed debt refinancing with proceeds funding $3.30 per share special dividend

Plano, TX, May 4, 2022 - Today, European Wax Center, Inc. (NASDAQ: EWCZ), the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States, reports financial results for the 13 weeks ended March 26, 2022 compared to March 27, 2021.

David Berg, Chief Executive Officer of European Wax Center, Inc., stated: “We are pleased with our performance as we start fiscal 2022, including strong consumer demand for our services and continued recovery from COVID-related headwinds early in fiscal 2021. Our strategic marketing initiatives drove increased customer engagement and wax pass redemptions, generating solid performance across our network and especially in our California centers. The strength of our development pipeline, evidenced by 21 net new center openings in the first quarter, continues to give us confidence in capitalizing on our long-term goal of over 3,000 centers nationwide. Lastly, we successfully completed our refinancing at the beginning of April, allowing us to secure a flexible fixed-rate capital structure and unlock value for our shareholders in the form of a special dividend.”

“We are raising our expectations for the full year topline and bottom line as we continue to work towards our fiscal 2022 growth objectives that include new center growth, increasing our pipeline of wax specialists, capitalizing on our enhanced marketing and loyalty programs and optimizing our capital structure,” Mr. Berg continued. “In addition, we will continue to leverage our scale to strategically manage costs and mitigate supply chain headwinds to deliver another year of strong financial growth. We have laid a solid foundation and look forward to the many opportunities ahead.”

Results for the First Quarter of Fiscal 2022 versus Fiscal 2021

•
The Company opened 21 net new centers and ended the quarter with 874 centers, representing an increase of 8.2% versus 808 centers in the prior year period.
•
System-wide sales of $207.0 million grew 31.9% from $157.0 million in the prior year period, primarily driven by increased spend by guests at existing centers and net new centers opened over the past twelve months. Additionally, sales in the prior year period were constrained by COVID restrictions affecting many of our centers.
•
Total revenue of $45.4 million increased 23.9% from $36.7 million in the prior year period.
•
Same-store sales increased 29.0%.
•
Selling, general and administrative expenses (“SG&A”) of $15.5 million increased 39.8% from $11.1 million in the prior year period. SG&A as a percent of total revenue increased 390 basis points to 34.1%, primarily as a result of increased stock-based compensation, headcount and insurance needed to operate as a public company.
•
Net income of $4.0 million increased $2.9 million from $1.1 million and Adjusted Net Income of $8.6 million increased $5.7 million from $2.9 million in the prior year period.
•
Adjusted EBITDA of $15.2 million increased 20.9% from $12.5 million in the prior year period.

Balance Sheet and Cash Flow

The Company ended the first quarter with $44.2 million in cash and cash equivalents, $178.9 million in borrowings outstanding under its term loan and no outstanding borrowings under its revolving credit facility. Net cash provided by operating activities totaled $5.5 million.

Refinancing Transaction and Special Dividend

On April 6, 2022, the Company announced the completion of a refinancing transaction which included:

1)
$400 million of Class A-2 Fixed Rate Senior Secured Notes (the “Class A-2 Notes”) with an anticipated repayment term of five years and a fixed interest rate of 5.5% per annum, payable quarterly, and;
2)
a $40 million variable funding note facility which remains undrawn.

The net proceeds of $372 million from the Class A-2 Notes were used to pay transaction fees, pay off the Company’s previous term loan, and fund a special dividend of $3.30 per share to shareholders on record as of April 22, 2022. The special dividend is payable on May 6, 2022.

Fiscal 2022 Outlook(1)

	Fiscal 2022 Outlook (Current)	Fiscal 2022 Outlook (Prior)
New Center Openings, Net	70 to 72	70 to 72
System-Wide Sales	$875 million to $915 million	$870 million to $910 million
Total Revenue	$199 million to $209 million	$198 million to $208 million
Same-Store Sales(2)	9.5% to 10.5%	High Single Digits
Adjusted Net Income(3)	$24 million to $28.5 million	$20 million to $24 million
Adjusted EBITDA	$69.5 million to $72.5 million	$69 million to $72 million

——————————————

(1) Fiscal 2022 guidance includes a 53rd week in the fourth quarter. The Company estimates its contribution to the top and bottom line will be worth approximately one half of an average fourth quarter week. The Company's outlook assumes no meaningful change from today in consumer behavior driven by renewed concerns about the COVID-19 pandemic and no further impacts from incremental tightening in the labor market beyond what we see today.

(2) The Company’s previous outlook assumed fiscal 2022 year-over-year same-store sales growth at the high end of its long-term target of high single digits growth.

(3) Given the Company’s ownership structure and current expectations of its valuation allowance, the updated Adjusted net income outlook assumes negligible corporate tax expense for fiscal 2022. The previous outlook assumed an effective tax rate of 15%.

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Webcast and Conference Call Information

European Wax Center, Inc. will host a conference call to discuss first quarter fiscal 2022 results today, May 4, 2022, at 5:00 p.m. ET/4:00 p.m. CT. Investors and analysts interested in participating in the conference call may dial (877) 270-2148. International callers may dial (412) 902-6510. A live webcast of the conference call will be available online at https://investors.waxcenter.com. A replay of the webcast will remain available on the website for 90 days.

About European Wax Center, Inc.

European Wax Center, Inc. (NASDAQ: EWCZ) is the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States providing guests with an unparalleled, professional personal care experience administered by highly trained wax specialists within the privacy of clean, individual waxing suites. European Wax Center, Inc. continues to revolutionize the waxing industry with their innovative Comfort Wax® formulated with the highest quality ingredients to make waxing a more efficient and relatively painless experience. Delivering a 360-degree guest experience, they also offer a collection of proprietary products to help enhance and extend waxing results. Founded in 2004, European Wax Center, Inc. is headquartered in Plano, Texas. Its network includes 874 centers in 44 states as of March 26, 2022. For more information, including how to receive your first wax free, please visit: https://waxcenter.com.

Forward-Looking Statements

This press release includes “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to European Wax Center, Inc.'s strategy, outlook and growth prospects, its operational and financial outlook for fiscal 2022 and its long-term targets and algorithm, including but not limited to statements under the heading “Fiscal 2022 Outlook” and statements by European Wax Center’s executive. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management's current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: potential future impacts of the COVID-19 pandemic, including from variants thereof; the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its managements, employees, information systems and internal controls; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the Company’s substantial indebtedness; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises, such as the COVID-19 pandemic on the Company’s operations and financial performance; the impact of rising interest rates on the Company’s business; the Company’s access to sources of liquidity and capital to finance its continued operations and growth strategy and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 25, 2021 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted net income. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our business.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, and other one-time expenses.

We define Adjusted net income (loss) as net income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, debt extinguishment costs and other one-time expenses. Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located at the end of this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted net income. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income (loss) to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Glossary of Terms for Our Key Business Metrics

System-Wide Sales. System-wide sales represent sales from same day services, retail sales and cash collected from wax passes for all centers in our network, including both franchisee-owned and corporate-owned centers. While we do not record franchised center sales as revenue, our royalty revenue is calculated based on a percentage of franchised center sales, which are 6.0% of sales, net of retail product sales, as defined in the franchise agreement. This measure allows us to better assess changes in our royalty revenue, our overall center performance, the health of our brand and the strength of our market position relative to competitors. Our system-wide sales growth is driven by net new center openings as well as increases in same-store sales.

Same-Store Sales. Same-store sales reflect the change in year-over-year sales from services performed and retail sales for the same-store base. We define the same-store base to include those centers open for at least 52 full weeks. This measure highlights the performance of existing centers, while excluding the impact of new center openings and closures. We review same-store sales for corporate-owned centers as well as franchisee-owned centers. Same-store sales growth is driven by increases in the number of transactions and average transaction size.

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share/unit and per share/unit amounts)

	March 26, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$44,204	$43,301
Accounts receivable, net	7,479	6,656
Inventory	21,007	19,423
Prepaid expenses and other current assets	6,765	5,927
Total current assets	79,455	75,307
Property and equipment, net	3,841	3,863
Operating lease right-of-use assets	6,274	—
Intangible assets, net	197,247	201,995
Goodwill	328,551	328,551
Other non-current assets	3,911	3,723
Total assets	$619,279	$613,439
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$17,474	$23,155
Long-term debt, current portion	5,625	5,625
Deferred revenue, current portion	2,991	3,004
Operating lease liabilities, current portion	1,866	—
Other current liabilities	—	182
Total current liabilities	27,956	31,966
Long-term debt, net	171,581	172,607
Tax receivable agreement liability	60,299	59,167
Deferred revenue, net of current portion	6,701	6,787
Operating lease liabilities, net of current portion	5,188	—
Other long-term liabilities	1,526	1,671
Total liabilities	273,251	272,198
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.00001 par value, 100,000,000 shares authorized, none issued and outstanding as of March 26, 2022 and December 25, 2021.)	—	—
Class A common stock ($0.00001 par value, 600,000,000 shares authorized, 37,038,465 and 36,932,423 shares issued and outstanding as of March 26, 2022 and December 25, 2021, respectively)	—	—
Class B common stock ($0.00001 par value, 60,000,000 shares authorized, 26,433,636 and 26,700,477 shares issued and outstanding as of March 26, 2022 and December 25, 2021, respectively)	—	—
Additional paid-in capital	184,758	182,919
Accumulated deficit	(1,602)	(3,487)
Accumulated other comprehensive loss	—	(45)
Total stockholders' equity attributable to European Wax Center, Inc.	183,156	179,387
Noncontrolling interests	162,872	161,854
Total stockholders' equity	346,028	341,241
Total liabilities and stockholders' equity	$619,279	$613,439

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except unit and per unit amounts)

	For the Thirteen Weeks Ended
	March 26, 2022	March 27, 2021
REVENUE
Product sales	$24,778	$20,617
Royalty fees	11,385	8,850
Marketing fees	6,450	4,934
Other revenue	2,813	2,256
Total revenue	45,426	36,657
OPERATING EXPENSES
Cost of revenue	11,991	9,931
Selling, general and administrative	15,474	11,066
Advertising	6,556	4,884
Depreciation and amortization	5,060	5,138
Total operating expenses	39,081	31,019
Income from operations	6,345	5,638
Interest expense	1,507	4,536
Other expense	785	—
Income before income taxes	4,053	1,102
Income tax expense	27	—
NET INCOME	$4,026	$1,102
Less: net income attributable to EWC Ventures, LLC prior to the Reorganization Transactions	—	1,102
Less: net income attributable to noncontrolling interests	2,141	—
NET INCOME ATTRIBUTABLE TO EUROPEAN WAX CENTER, INC.	$1,885	$—

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	For the Thirteen Weeks Ended
	March 26, 2022	March 27, 2021
Cash flows from operating activities:
Net income	$4,026	$1,102
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,060	5,138
Amortization of deferred financing costs	120	334
Gain on interest rate cap	(196)	—
Provision for inventory obsolescence	(39)	—
Provision for bad debts	—	104
Remeasurement of tax receivable agreement liability	785	—
Equity compensation	3,335	298
Changes in assets and liabilities:
Accounts receivable	(1,273)	(8,206)
Inventory	(1,546)	(4,374)
Prepaid expenses and other assets	(76)	(3,479)
Accounts payable and accrued liabilities	(4,508)	6,962
Deferred revenue	(100)	210
Other long-term liabilities	(115)	(76)
Net cash provided by (used in) operating activities	5,473	(1,987)
Cash flows from investing activities:
Purchases of property and equipment	(303)	(224)
Reacquisition of area representative rights	—	(4,275)
Net cash used in investing activities	(303)	(4,499)
Cash flows from financing activities:
Principal payments on long-term debt	(1,125)	(607)
Distributions to EWC Ventures LLC members	(2,272)	—
Contributions from EWC Ventures LLC members	—	2
Payment of Class A common stock offering costs	(870)	—
Repurchase of Class A Units	—	(942)
Net cash used in financing activities	(4,267)	(1,547)
Net increase (decrease) in cash	903	(8,033)
Cash, beginning of period	43,301	36,720
Cash, end of period	$44,204	$28,687
Supplemental cash flow information:
Cash paid for interest	$1,481	$4,187
Cash paid for income taxes	$7	$—
Non-cash investing activities:
Property purchases included in accounts payable and accrued liabilities	$75	$—
Reacquired rights purchased included in accounts payable and accrued liabilities	$—	$3,381

Reconciliation of GAAP net income to Adjusted net income:

	Thirteen Weeks Ended
	March 26, 2022	March 27, 2021
(in thousands)
Net income	$4,026	$1,102
Share-based compensation(1)	3,335	298
IPO-related costs(2)	—	1,123
Other compensation-related costs(3)	—	337
Remeasurement of tax receivable agreement liability (4)	785	—
Other (5)	417	—
Adjusted net income	$8,563	$2,860

(1) Represents non-cash equity-based compensation expense.
(2) Represents legal, accounting and other costs incurred in preparation for initial public offering in fiscal year 2021.
(3) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team in fiscal year 2021.
(4) Represents non-cash expense related to the remeasurement of our tax receivable agreement liability.

(5) Represents non-core operating expenses identified by management. For fiscal year 2022, these costs relate to executive severance.

Reconciliation of GAAP net income to EBITDA and Adjusted EBITDA:

	Thirteen Weeks Ended
	March 26, 2022	March 27, 2021
(in thousands)
Net income	$4,026	$1,102
Interest expense	1,507	4,536
Income tax expense	27	—
Depreciation and amortization	5,060	5,138
EBITDA	$10,620	$10,776
Share-based compensation(1)	3,335	298
IPO-related costs(2)	—	1,123
Other compensation-related costs(3)	—	337
Remeasurement of tax receivable agreement liability (4)	785	—
Other (5)	417	—
Adjusted EBITDA	$15,157	$12,534
Adjusted EBITDA margin	33.4%	34.2%

(1) Represents non-cash equity-based compensation expense.
(2) Represents legal, accounting and other costs incurred in preparation for initial public offering in fiscal year 2021.
(3) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team in fiscal year 2021.
(4) Represents non-cash expense related to the remeasurement of our tax receivable agreement liability.

(5) Represents non-core operating expenses identified by management. For fiscal year 2022, these costs relate to executive severance.

Investor Contacts

Amir Yeganehjoo

Amir.Yeganehjoo@myewc.com

469-217-7486

Bethany Johns

Bethany.Johns@myewc.com

469-270-6888

Media Contact

Creative Media Marketing

Meredith Needle

Ewc@cmmpr.com

212-979-8884